EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2005, accompanying the financial statements and schedules included in the Annual Report of Flagstar Bank 401(k) Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the registration statements on Form S-8 (File No. 333-77501, dated April 30, 1999 and File No. 333-26157, dated April 30, 1997) of Flagstar Bancorp, Inc.

GRANT THORNTON LLP

June 27, 2005

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